Exhibit 99.1
December 13, 2010

Contacts:
Analysts		Media
Jay Gould	(614) 480-4060	Maureen Brown	(614) 480-5512
Todd Beekman	(614) 480-3878
HUNTINGTON BANCSHARES PRICES $920 MILLION COMMON STOCK OFFERING
COLUMBUS, Ohio — Huntington Bancshares Incorporated (NASDAQ: HBAN) today announced that it priced an offering of 146,031,747 shares of its common stock at a price to the public of $6.30 per share, or $920.0 million in aggregate gross proceeds.
     Goldman, Sachs & Co. acted as bookrunning manager for the offering with Sandler O’Neill + Partners acting as co-manager.
Other Information
     Huntington has an existing shelf registration statement (including a base prospectus) on file with the Securities and Exchange Commission and has filed a prospectus supplement related to the common stock offering. Prospective investors should read the registration statement (including the base prospectus), the prospectus supplement and other documents Huntington files with the SEC for more complete information about Huntington and the offering before investing. Investors may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
     A copy of the prospectus supplement may be obtained from Goldman, Sachs & Co. by contacting Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282; by telephone at 1-866-471-2526; or by email at prospectus-ny@ny.email.gs.com.
     This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement.
Forward-looking Statement
     This press release contains certain forward-looking statements, including certain plans, expectations, goals, projections, and statements, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: (1) credit quality performance could worsen due to a number of factors such as the underlying value of the collateral could prove less valuable than otherwise assumed and assumed cash flows may be worse than expected; (2) changes in economic conditions; (3) movements in interest rates;

(4) competitive pressures on product pricing and services; (5) success and timing of other business strategies; (6) extended disruption of vital infrastructure; and (7) the nature, extent, and timing of governmental actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as future regulations which will be adopted by the relevant regulatory agencies, including the newly created Consumer Financial Protection Bureau (CFPB), to implement the Act’s provisions. Additional factors that could cause results to differ materially from those described above can be found in Huntington’s 2009 Annual Report on Form 10-K, and documents subsequently filed by Huntington with the Securities and Exchange Commission. All forward-looking statements included in this release are based on information available at the time of the release. Huntington assumes no obligation to update any forward-looking statement.
About Huntington
     Huntington Bancshares Incorporated is a $53 billion regional bank holding company headquartered in Columbus, Ohio. Through its affiliated companies, Huntington has been providing a full range of financial services for 144 years. Huntington offers checking, loans, savings, insurance and investment services. It has more than 600 branches and also offers retail and commercial financial services online; through its telephone bank; and through its network of over 1,350 ATMs. Huntington’s Auto Finance and Dealer Services group offers automobile loans to consumers and commercial loans to automobile dealers within our six-state banking franchise area, as well as selected New England states.
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